EXHIBIT 10.7
PROFESSIONAL EMPLOYMENT AGREEMENT
          EMPLOYMENT AGREEMENT made this 11th day of January, 2001 by and between TURNER INVESTMENT PARTNERS, INC. (“Company”), and Thomas R. Trala, Jr. (the “Employee”).
W I T N E S S E T H
Background
          The Company desires to employ Employee, and Employee desires to enter into the employ of the Company, on the terms and conditions contained in this Agreement.
          In consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
Capacity and Duties
          1.1 Employment; Acceptance of Employment. The Company hereby employs Employee and Employee hereby accepts employment by the Company for the period and upon the terms and conditions hereinafter set forth.
          1.2 Capacity and Duties.
               (a) Employee shall serve the Company generally as a Chief Financial Officer. Employee shall report directly to the Company’s President/Chief Operating Officer or to such person designated by the Company’s President/Chief Operating Officer and, subject to supervision, shall perform duties and shall have such authority, as may from time to time be reasonably specified by the Company’s President/Chief Operating Officer or the Company’s President/Chief Operating Officer’s designee.
               (b) Throughout the term of this Agreement, Employee shall devote full working time, energy, skill and best efforts to the performance of his duties hereunder, in a manner which will faithfully and diligently further the business and interests of the Company, and shall not be employed by, participate or engage in, or be a part of, in any manner, the management or operation of any business enterprise other than the Company without the written consent of the President of the Company or his designee, which consent may be granted or withheld in his sole discretion.

ARTICLE II
Term of Employment: Termination
          2.1 Term. The original term of Employee’s employment hereunder shall commence on January 11, 2001 and terminate at midnight on December 31, 2001 and shall thereafter automatically be renewed for successive one-year terms, from year to year, unless and until either party shall give notice of his/her or its election to terminate Employee’s employment at least sixty (60) days prior to the end of the original or then-current term, or termination occurs pursuant to 2.2.
          2.2 Termination.
               (a) Death. Employee’s employment hereunder shall immediately terminate upon the death of Employee, in which event the Company shall not thereafter be obligated to make any further payments hereunder other than amounts specified in Article III, below, to the extent such amounts are properly accrued in accordance with generally accepted accounting principles consistently applied (“GAAP”), as of the date of Employee’s death.
               (b) Disability. In the event that Employee, in the reasonable opinion of the Company, is or will be for any reason unable to perform the duties to be performed hereunder for a period of one hundred twenty (120) consecutive days, or for a total of one hundred twenty (120) out of any continuous period of one hundred eighty (180) days, the Company shall have the option to terminate Employee’s employment by giving written notice to Employee at any time during such inability, in which event the Company shall not be obligated to make any further payments hereunder other than amounts specified in Article III, below, to the extent such amounts are properly accrued in accordance with GAAP, as of the date of such termination.
               (c) Discharge for Cause. Employee’s employment hereunder shall terminate immediately if the Company discharges Employee for cause, in which event the Company shall not be obligated to make any further payments hereunder other than amounts specified in Article III, below, as of the date of termination. “Cause” shall include, without limitation: (i) Employee’s dishonesty; (ii) Employee’s material failure to perform duties under this Agreement; (iii) Employee conduct in violation of the policies and procedures set forth in the Company’s Employee Handbook; (iv) conviction of a felony; (v) theft, misappropriation or embezzlement of the Company’s funds; (vi) fraud committed by Employee in connection with employment; (vii) habitual intoxication or abuse of controlled substances; (viii) willful violation of any express direction or any rule or regulation established by the Company; or (ix) repeated and consistent failure of Employee to be present at work during normal business hours without a valid reason therefor. Employee’s failure to report for work and/or perform Employee’s duties owing to Employee’s unilateral resignation during the term of the Agreement established by

Section 2.1 hereof without the Company’s express written agreement shall be deemed a Discharge for Cause without further action by the Company.
               (d) Discharge Without Cause. Employee’s employment hereunder may be terminated by the Company in its sole discretion upon sixty (60) days’ written notice to Employee, in which event the Company shall not be obligated to make any further payments hereunder after Employee’s final day of employment other than amounts specified in Article III, below, to the extent such amounts are properly accrued in accordance with generally accepted accounting principles consistently applied (“GAAP”), as of the date of Employee’s final day of employment.
          2.3 No Disparagement
               (a) Employee, both during and following employment by Company hereunder, shall not in any way or manner disparage the Company, its products, results or its officers, directors or employees.
ARTICLE III
Compensation
          3.1 Basic Compensation.
               (a) As compensation for the services rendered by Employee to the Company pursuant to this Agreement, the Company shall pay to Employee a salary at the rate of $250,000.00 per year (the “Base Salary”), for the original term hereof, and for each subsequent one-year term a salary at such annual rate as the Company shall determine, which determination shall be made no less than fifteen (15) days before the start of each renewal term. Nothing in this paragraph is intended to, and it shall not be construed to, alter in any way the term of employment set forth in section 2.1 hereof.
          3.2 Employee Benefits. In addition to the compensation provided for in Section 3.1, Employee shall be entitled to participate in the Company’s benefit plan(s) and such other of the Company’s plans and benefit programs as now exist or may hereafter be instituted by the Company in the same manner and to the same extent as may from time to time be provided for other employees of the Company whose duties, responsibilities, and compensation are reasonably comparable to those of Employee.
          3.3 Expense Reimbursement. During the term of this Agreement, the Company shall reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee’s duties hereunder upon receipt of itemized vouchers therefor or other supporting information as the Company may require in accordance with its regular reimbursement procedures and practices in effect from time to time.

ARTICLE IV
Restrictive Covenants
          4.1 Confidentiality. Employee acknowledges a duty of confidentiality owed to the Company and shall not, at any time during or after employment by the Company, retain in writing or in any other form (including without limitation on computer disc), use, divulge, furnish, or make accessible to anyone, without the express authorization of the Company, any Confidential Information of the Company or any of its affiliates obtained or acquired by him/her while so employed. For purposes of this Agreement, “Confidential Information” means all private or confidential information of the Company, its affiliates and customers, including without limitation trade secrets, investment technology, investment programs, products, or knowledge, works of authorship, customer or client lists, customer or client files, customer or client information, prospect lists, prospect files, prospect information, sales and marketing strategies and plans, proposals, presentations, business plans, pricing information, transaction listings, shareholder information, financial information, employee information, contracts and contract forms, marketing information, books, records, files, and all other information which the Company has not made public. Employee acknowledges that all such Confidential Information is the exclusive property of the Company and agrees that he/she shall not duplicate or make use of such Confidential Information other than in pursuit of the Company’s business, and, upon termination of employment for any reason, Employee shall deliver to the Company, without further demand, all copies thereof which are then in his/her possession, custody or control, or which subsequently come into his/her possession, custody or control.
          4.2 Technology.
               (a) Employee hereby acknowledges that all ideas, discoveries, and investment technologies, products and programs, and improvements which are made, conceived, or reduced to practice by him/her, and every item of knowledge relating to the Company’s business interests (including potential business interests) gained by him/her, during his/her employment hereunder, are the property of the Company, and Employee hereby irrevocably assigns all such ideas, discoveries, investment technologies, products and programs, improvements, and knowledge to the Company for its sole use and benefit, without additional compensation. The provisions of this Section shall apply whether such ideas, discoveries, investment technologies, products and programs, improvements or knowledge are conceived, made or gained by him/her alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to the Company’s business interests (including potential business interests), and whether or not within the realm of his/her duties. It shall be conclusively presumed that ideas, discoveries, investment technologies, products and programs, and improvements relating to the Company’s business interests or potential business interests conceived during the year following termination of employment are, for the purposes of this Agreement, conceived prior to termination of employment.

               (b) Employee shall, upon request of the Company, but at no expense to Employee, at any time during or after Employee’s employment with the Company, sign all instruments and documents requested by Company and otherwise cooperate with the Company to protect its rights to such ideas, discoveries, investment technologies, products and programs, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.
          4.3 Noncompetition. During the term of this Agreement and for one (1) year after any termination of employment, Employee shall not directly or indirectly, on his/her own behalf or on behalf of any other person or entity, engage in, or become employed by or associated with in any capacity (including without limitation as an owner, principal, stockholder, director, officer, consultant, or advisor), any business enterprise which engages in any business that competes with the business of the Company. Without in any way limiting the generality of the foregoing sentence, Employee shall not, during the term of this Agreement and for one (1) year after any termination of employment, directly or indirectly, on his/her own behalf or on behalf of any other person or entity: (i) engage, anywhere, in the provision of any service by using the investment technology products or programs of the Company; (ii) seek, in competition with the business of the Company, to procure orders from or do business with any customer of the Company; (iii) solicit or contact, with a view to the engagement or employment of, any employee of the Company, or take any action to induce or encourage any employee of the Company to leave his/her employment with the Company; (iv) seek to contract with or engage (in such a way as to adversely affect or interfere with the business of the Company) any person or entity who has been contracted with or engaged to supply or deliver goods or services to the Company; or (v) engage in or participate in any effort or act to induce any of the customers, associates, consultants, partners, or employees of the Company or any of its affiliates to take any action which might be disadvantageous to the Company or any of its affiliates. The duration of the Employee’s covenants set forth in this Section shall be extended by a period of time equal to the number of days, if any, during which the employee is in violation of any of the provisions hereof.
          4.4 Equitable Relief. Employee expressly acknowledges that monetary damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Article IV, and that the Company, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including without limitation injunctions and specific performance, in any court of competent jurisdiction. If any of the provisions of this Article IV are held to be in any respect unenforceable, then they shall be deemed to extend only over the maximum period of time, geographic area, or range of activities as to which they may be enforceable, and enforced as so modified.

ARTICLE V
Miscellaneous
          5.1 Modification. If any court shall find the duration, geographical limit or other aspect of any restriction contained in this Agreement to be unenforceable in accordance with its terms, it is the intention of the parties that the restrictive covenant set forth therein shall not thereby be terminated but shall be deemed to be amended to the extent required to render it valid and enforceable, such amendment to apply only within the jurisdiction of the court that has made the adjudication, and shall be enforced as so modified.
          5.2 Arbitration.
               (a) Except as otherwise specifically provided in this Section 5.2(a), all disputes arising out of or relating to this Agreement or any alleged breach thereof and all other disputes arising out of Employee’s employment relationship with the Company (including without limitation all claims alleging employment discrimination by the Company) which cannot be settled by the parties shall promptly be submitted to and determined by the American Arbitration Association (“AAA”) pursuant to its National Rules for the Resolution of Employment Disputes then obtaining. Any such arbitration shall be conducted in the Philadelphia, PA metropolitan area. The decision of the arbitrator shall be final and binding upon the parties, and judgment upon such decision may be entered in any court of competent jurisdiction. Nothing herein shall preclude the Company from seeking, in any court of competent jurisdiction, damages, specific performance or other equitable remedies in the case of any breach or threatened breach by Employee of Article IV.
               (b) Notwithstanding any provision of the AAA’s rules, discovery in any such arbitration shall be allowed pursuant to the intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.
               (c) In any arbitration proceeding hereunder in which a breach of this Agreement is alleged, such arbitrator shall be required to apply the contractual provisions hereof in deciding any matter submitted to him/her and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.
          5.3 Prior Employment. Employee represents and warrants that acceptance of Employment with the Company and the performance of duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he/she is party or any duty owed by him/her to any prior employer or other person.
          5.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address, telex or telecopier number set forth in the records of the Company, or such other address, telex or telecopier number as such party may hereafter specify for such purpose. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section:
To the Company at:
Turner Investment Partners, Inc.
1235 Westlakes Dr., Suite 350
Berwyn, PA 19312
To Employee at:
Thomas R. Trala, Jr.
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          5.5 Indulgences; Waivers. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.
          5.6 Assignment. This Agreement shall not be assignable by Employee, and shall be assignable by the Company only to any person, firm, or corporation which may become a successor in interest by purchase, merger, or otherwise to the Company in the business or a portion of the business presently operated by it.
          5.7 Entire Agreement. This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith; it may not be altered or amended except by an agreement in writing.
          5.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding, and subsisting.

          5.9 Governing Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law otherwise applicable therein.
          5.10 Headings. The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TURNER INVESTMENT PARTNERS, INC.
By:	/s/ Stephen J. Kneeley

/s/ Thomas R. Trala, Jr.
Thomas R. Trala, Jr.